Exhibit 3.1

ZENLABS HOLDINGS INC.

NO. OF SHARES:	•	NAME OF SHAREHOLDER	ALLOTMENT/TRANSFER
CERTIFICATE NO.:	•
CLASS OF SHARES:	•	•	•
PAR VALUE:	•
DATE OF ISSUE:	•

INCORPORATED IN THE PROVINCE OF BRITISH COLUMBIA

[insert cert no.]	Subordinate Voting Shares	No Par Value	•, 20	[insert # of shares]

ZENLABS HOLDINGS INC.

(the “Company”)

This Certifies That: [insert name of registered holder] is the registered holder of [number of shares written out] ([number of shares numerical]) Subordinate Voting Shares of the Company, and subject to the Articles of the Company, transferable only on the books of the Company by the holder hereof in person or by Attorney duly authorized in writing, upon surrender of this Certificate properly endorsed.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTION ON TRANSFER.	In Witness Whereof, the Company has caused this Certificate to be signed by its duly authorized signatory this • day of • 2020.

[name/title of signing authority]

I, _____________________________ of _____________________________________________ in consideration of the sum of _______________ Dollars paid to me by _________________________ of ___________________________________________ (hereinafter called the “Transferee”), do hereby transfer to the Transferee ___________________________ Shares in the undertaking called ZENLABS HOLDINGS INC. to hold unto the Transferee, _________________________ executors, administrators and assigns, subject to the several conditions on which I held the same at the time of the execution hereof, and the Transferee in taking delivery hereof takes the said shares subject to the conditions aforesaid.

As Witness my hand the ______ day of ________________, 20___.

Transferor ___________________________________

Witness _____________________________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) •, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.